INDEPENDENT AUDITORS' CONSENT






The Board of Directors Yifan Communications, Inc.:


       As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report on the Balance Sheet of Yifan LLP. as of December 31, 1999, and the related statements of operations, members equity and cash flow for the year then ended (and to all references to our firm) incorporated by reference into this registration statement.


/s/ Want & Ender
September 25, 2000